UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2017

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 6, Chiswick Park
London W4 5HR
United Kingdom
(Address of principal executive offices) (Zip Code)
+44-1604-232425
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2017 Annual Meeting of Shareholders (the "2017 Annual Meeting") of Avon Products, Inc. (the "Company") was held on May 9, 2017. The final results of voting on each of the matters submitted to a vote of shareholders at the 2017 Annual Meeting are set forth below.

1. Each of the director nominees listed below were elected for one-year terms expiring in 2018:

	Votes For	Withheld	Broker Non-Votes
Jose Armario	421,458,500	7,634,220	38,619,515
W. Don Cornwell	403,772,814	25,319,907	38,619,515
Nancy Killefer	406,458,981	22,633,740	38,619,515
Susan J. Kropf	425,947,556	3,145,165	38,619,515
Helen McCluskey	406,939,205	22,153,516	38,619,515
Sherilyn S. McCoy	424,226,804	4,865,916	38,619,515
Charles H. Noski	422,730,510	6,362,211	38,619,515
Cathy D. Ross	425,107,909	3,984,812	38,619,515

2. The advisory vote on executive compensation was approved:

Votes For	Votes Against	Abstentions	Broker Non-Votes
301,005,612	127,339,244	750,427	38,619,515

3. The option to hold annual executive compensation advisory votes received the highest number of votes:

1 Year	2 Years	3 Years	Abstentions
380,597,287	239,163	47,844,833	414,000

In light of these results, the Board of Directors has determined to hold annual executive compensation advisory votes.

4. The appointment of PricewaterhouseCoopers LLP, United Kingdom as the Company's independent registered public accounting firm for 2017 was ratified:

Votes For	Votes Against	Abstentions
465,091,771	2,386,763	236,265

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Ginny Edwards
Name: Ginny Edwards
Title: Vice President and Corporate Secretary

Date: May 9, 2017